Exhibit 10.4

SHAREHOLDER SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of December 5, 2018, is made by and between OncoMed Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Invesco Asset Management Limited of Perpetual Park, Perpetual Park Drive, Henley-on-Thames, Oxfordshire, RG9 1HH, United Kingdom, a private company limited by shares with company registration number 00 949417 and registered in England and Wales (“Shareholder”), acting as agent for and on behalf of Invesco High Income Fund (“Fund”).

WHEREAS, in order to induce the Company to enter into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (the “Merger Agreement”), by and among, inter alia, the Company, Mereo BioPharma Group plc, a public limited company incorporated under the laws of England and Wales (“Milan”) and Mereo MergerCo One Inc., a Delaware corporation and indirect, wholly-owned subsidiary of Milan, the Company has requested Shareholder, and Shareholder has agreed, to enter into this Agreement with respect to all ordinary shares, with nominal value of £0.003 per ordinary share, of Milan over which the Fund holds beneficial title as at the date of this Agreement (being referred to herein as the “Shares”).

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

VOTING; PROXY APPOINTMENT

Section 1.01. Voting. Shareholder hereby undertakes to procure to vote or exercise its right to consent with respect to all Shares that Shareholder is entitled to vote at the time of any vote to (a) approve and adopt the Merger Agreement, the Merger, the other Contemplated Transactions, and any steps requested or required of the Shareholder to give effect to the terms of the Merger Agreement, (b) approve and adopt any “whitewash” resolution sought pursuant to the U.K. City Code on Takeovers and Mergers (the “Code”), (c) approve and adopt any amendments to the articles of association of Milan deemed by the board of directors of Milan to be necessary or desirable in connection with the Merger (provided any such amendments could not reasonably be considered to have a material adverse effect on the shareholders of Milan) and (d) approve and adopt any actions related to the Contemplated Transactions for which the Milan Board has recommended that the shareholders of Milan vote in favor, in each case, at any meeting of the shareholders of Milan (including any proposal to adjourn or postpone such meeting of the shareholders of Milan to a later date), and at any adjournment or postponement thereof which takes place prior to the Long Stop Date, at which such Merger Agreement, or such other related actions, are submitted for the consideration and vote of the shareholders of Milan. Shareholder hereby agrees to procure that it will not, prior to the Long Stop Date, vote any Shares in favor of, or consent to, and will vote against and not consent to, the approval of any (i) Acquisition Proposal with respect to Milan, (ii) reorganization, recapitalization, liquidation or winding-up of Milan or any other extraordinary transaction involving Milan, (iii) proposal, agreement, arrangement or other corporate action that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of (A) Milan, as set forth in the Merger Agreement, or (B) Shareholder, as set forth in this Agreement or (iv) proposal, agreement, arrangement or other corporate action, the consummation of which would frustrate the purposes, or prevent, delay or otherwise adversely affect the consummation, of the transactions contemplated by the Merger Agreement (in each case other than in respect of any Acquisition Proposal for 100% of the issued and outstanding share capital of Milan).

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder represents and warrants to the Company that:

Section 2.01. Corporate Authorization. The execution, delivery and performance by Shareholder of this Agreement and the consummation by Shareholder of the transactions contemplated hereby are within the corporate power and capacity of Shareholder and have been duly authorized by all necessary corporate action of the Shareholder. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a valid and binding Agreement of Shareholder, enforceable against Shareholder in accordance with its terms.

Section 2.02. Non-Contravention. The execution, delivery and performance by Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the constitutional documents of Shareholder, (ii) so far as the Shareholder is aware, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) so far as the Shareholder is aware, require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Shareholder is entitled under any provision of any agreement or other instrument binding on Shareholder or (iv) result in the imposition of any Encumbrance on any asset of Shareholder.

Section 2.03. Ownership of Shares. Shareholder confirms that it has investment discretion in respect of such Shares and has entered into this Agreement on behalf of the beneficial owner of the Shares, being the Fund, which are legally held by a nominee, being The Bank of New York (Nominees) Limited (“Nominee”). None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares. Except pursuant to this Agreement, Shareholder has not entered into any contract granting another Person any contractual right or obligation to purchase or otherwise acquire any of the Shares. As of the date hereof, no proxy has been appointed by Shareholder in respect of any or all of the Shares other than appointments which have expired or been validly revoked prior to the date hereof (and except for the proxy voting process the Shareholder has in place with the Nominee).

Section 2.04. Total Shares. As of the date hereof, the Fund and the Nominee hold, respectively, the beneficial and legal title to the Shares set forth on the signature page hereto. Except for the Shares set forth on the signature page hereto, the Fund does not beneficially own any (i) shares or voting securities of Milan, (ii) securities of Milan convertible into or exchangeable or exercisable for shares or voting securities or other equity interests of Milan or (iii) options or other rights to acquire from Milan any shares, voting securities or other equity interests of Milan or securities convertible into or exchangeable or exercisable for shares or voting securities or other equity interests of Milan.

Section 2.05. Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Milan or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Shareholder.

Section 2.06. Acting in Concert. Subject to any presumptions that exist under the Code, and so far as Shareholder is aware, Shareholder is not acting in concert (as such term is understood under the Code) with any other shareholder of Milan or any stockholder of the Company.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Shareholder that:

Section 3.01. Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

ARTICLE 4

COVENANTS OF SHAREHOLDER

Shareholder hereby covenants and agrees that:

Section 4.01. No Proxy Appointment or Encumbrances on Shares. Shareholder shall not, without the prior written consent of the Company, directly or indirectly, (i) appoint any proxy or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares (except for procuring the votes as required by this Agreement in accordance with the normal proxy voting process the Shareholder has in place with the Nominee) or (ii) prior to the Long Stop Date, sell, assign, transfer, encumber or otherwise dispose of (“Transfer”), directly or indirectly, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer of, any Shares during the term of this Agreement. Shareholder shall not seek or solicit any such Transfer or any such contract, option or other arrangement or understanding and agrees to notify the Company promptly (and in any event, within five (5) Business Days), and to provide all details reasonably requested by the Company, if Shareholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing. Notwithstanding the foregoing, Shareholder may make Transfers of Shares (A) to shareholders, corporations, partnerships or other investment or business entities that are direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act), or partners (general or limited) of such Shareholder, as applicable, or to another corporation, partnership or other investment or business entity that controls, is controlled by or is under common control with Shareholder, or, if the Shares are held by a nominee shareholder, to the beneficial owner of such Shares or to another nominee shareholder that has been engaged by the Shareholder to provide nominee and or custodian services to it; provided that in each such case, the Shares shall continue to be bound by this Agreement; (B) to the extent required by law or regulation including, without limitation, any transfer or disposal required pursuant to regulations applicable to investment funds that have been established in accordance with the UCITS (Undertaking for Collective Investment in Transferable Securities) Directive), or requested by a regulator of competent jurisdiction, or to ensure compliance with Rule 5.7.2 of the U.K. Financial Conduct Authority’s Collective Investment Sourcebook or any fund limits as set out in any constitutional or compliance documentation or otherwise pursuant to any order or ruling by a court of competent judicial body, or by any competent authority (under Part VI of the U.K. Financial Services and Markets Act 2000); and (C) to any person who has executed an irrevocable undertaking in favour of the Company on substantially similar terms as set out in this Agreement.

Section 4.02. Non-Solicitation. Shareholder and its subsidiaries shall not, and shall use their best efforts to cause their officers, directors, employees or other agents not to, directly or indirectly, (i) take any action to solicit, initiate or knowingly encourage, induce or facilitate any Acquisition Proposal or any inquiry, proposal or offer that may reasonably be expected to lead to an Acquisition Proposal, (ii) furnish or disclose any nonpublic information relating to Milan or any of its Subsidiaries or afford access to the properties, books or records of Milan or any of its Subsidiaries to, or otherwise knowingly cooperate in any way with, any Person that may be considering making, is otherwise seeking to make, or has made, an Acquisition Proposal or has agreed to endorse an Acquisition Proposal, or (iii) participate in any discussions or negotiations with any third party that is reasonably expected to make, or has made, an Acquisition Proposal, regarding an Acquisition Proposal, in each case other than with respect to an Acquisition Proposal that has been made for 100% of the issued and outstanding share capital of Milan. Shareholder will promptly (but in any event within five (5) Business Days) notify the Company upon receipt of an Acquisition Proposal or any indication that any Person is considering making an Acquisition Proposal or any request for nonpublic information relating to Milan or any of its Subsidiaries or for access to the properties, books or records of Milan or any of its Subsidiaries by any Person that may be considering making, or has made, an Acquisition Proposal and will keep the Company fully informed of the status and details of any such Acquisition Proposal, indication or request, including the identity of the Person making such Acquisition Proposal, indication or request.

Section 4.03. Waiver of Certain Actions. Shareholder hereby agrees not to commence or participate in, and to take all reasonable actions to opt out of any class in any class action with respect to, any action, derivative or otherwise, against the Company, Milan or any of their respective Affiliates, Subsidiaries, successors or assigns (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) to the fullest extent permitted under Law, alleging a breach of any duty of the board of directors of the Company or Milan in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby. Notwithstanding the foregoing, this Section 4.03 shall not apply to limit in any respect the right or ability of a party hereto to enforce the provisions of this Agreement; provided, that Shareholder may defend against, contest or settle any such action brought against Shareholder or its Affiliates that relates to Shareholder’s capacity as a director, officer, shareholder or securityholder of Milan.

Section 4.04. Prohibited Conduct. Shareholder understands that the information provided to it in relation to the Merger is given in confidence and must be kept confidential until the public announcement of the entry into a definitive merger agreement by Milan and the Company. Before that time, Shareholder will not base any behavior in relation to the securities of Milan, which would amount to market abuse for the purposes of Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse, on such information. Shareholder further acknowledges that some or all of the information and any other terms or statements made in the course of, or for the purposes of the Merger (including for the purposes of this Agreement) may constitute inside information for the purposes of the U.K. Criminal Justice Act 1993 (the “CJA”) and Shareholder is aware of the prohibitions contained in the CJA (and any other relevant insider dealing legislation) against insider dealing, encouraging dealing or disclosing such information and agree to abide by them and undertakes not to engage in behavior prohibited by the CJA.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Other Definitional and Interpretative Provisions. Unless specified otherwise, in this Agreement the obligations of any party consisting of more than one Person are joint and several. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles or Sections are to Articles or Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The parties to this Agreement agree and acknowledge that: (i) the Shareholder is acting at all times as agent for and on behalf of the Fund; (ii) the Shareholder shall have no liability as principal in respect of the Fund’s obligations under this Agreement; and (iii) all representations, warranties and undertakings are given by the Shareholder as agent on behalf of the Fund and not as principal.

Section 5.02. Further Assurances. The Company and Shareholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.

Section 5.03. Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that any waiver or amendment of Sections 2.06, 4.04 or this Section 5.03 (together, the “Specified Sections”) shall require the prior written consent of Milan. This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, upon the earlier to occur of (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms; or (c) September 4, 2019 (“Long Stop Date”). Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement; provided, that nothing set forth in this Section 5.03 shall relieve any party from liability for any breach of this Agreement prior to termination hereof.

Section 5.04. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.05. Successors and Assigns; No Third-Party Rights. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. Except as provided in this Section 5.05, nothing in this Agreement is intended to confer on any Person (other than the parties hereto and their respective successors and assigns) any rights or remedies of any nature. The parties hereto agree that Milan shall be an express third party beneficiary of, and shall have the right to enforce the Specified Sections directly against the parties hereto.

Section 5.06. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties arising out of or relating to this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Supreme Court of the State of New York, County of New York, or, if under applicable Law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof); (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 5.06; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party; and (f) irrevocably waives the right to trial by jury.

Section 5.07. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 5.08. Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 5.09. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

Section 5.10. Capitalized Terms. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

Section 5.11. Capacity as Shareholder. Shareholder executes and delivers this Agreement solely in Shareholder’s capacity as agent for and on behalf of a shareholder of Milan, and not in Shareholder’s capacity as a director, officer or employee of Milan or in Shareholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall in any way restrict a director or officer of Milan in the exercise of his or her fiduciary duties as a director or officer of Milan or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust, or prevent any director or officer of Milan or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary and none of such actions in such capacity shall be deemed to constitute a breach of this Agreement.

Section 5.12. Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ONCOMED PHARMACEUTICALS, INC.

By:	/s/ John A. Lewicki
	Name:	John A. Lewicki, Ph. D.
	Title:	President and Chief Executive Officer

INVESCO HIGH INCOME FUND by INVESCO ASSET MANAGEMENT LIMITED, as agent and on behalf of its discretionary managed client

By:	/s/ Paul Joubert
	Name:	Paul Joubert
	Title:	Director

Shares Owned
13,529,377